   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 19, 1999

                                                   REGISTRATION NO. 333-
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ___________

                             HA-LO INDUSTRIES, INC.

             (Exact name of registrant as specified in its charter)

                ILLINOIS                        36-3573412
     (State or other jurisdiction of         (I.R.S. Employer
      incorporation or organization)         Identification No.)

                 5980 WEST TOUHY AVENUE, NILES, ILLINOIS 60714
                                 (847) 647-2300

          (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                               GREGORY J. KILREA
                            CHIEF FINANCIAL OFFICER
                             HA-LO INDUSTRIES, INC.
                  5980 WEST TOUHY AVENUE, NILES, ILLINOIS 60714
                                (847) 647-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ___________

                                With copies to:

                            BARRY J. SHKOLNIK, ESQ.
                            NEAL, GERBER & EISENBERG
                            TWO NORTH LASALLE STREET
                            CHICAGO, ILLINOIS 60602
                                 (312) 269-8000

                                  ___________

        Approximate date of commencement of proposed sale to the public:
     FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

                                  ___________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED          PROPOSED
                                                             MAXIMUM            MAXIMUM
            TITLE OF EACH CLASS OF        AMOUNT TO       OFFERING PRICE       AGGREGATE          AMOUNT OF
         SECURITIES TO BE REGISTERED   BE REGISTERED(1)    PER SHARE(2)    OFFERING PRICE(2)   REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, no par value..........   1,035,000 shares      $19.1719         $13,228,611           $3,678

(1) Pursuant to Rule 416, this registration statement also covers such indeterminate number of shares of the Company's Common Stock as may be issued as a result of stock dividends, stock splits or similar transactions prior to the termination of this registration statement.

(2) Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on February 11, 1999. Because the Company announced a 3-for-2 stock split in the form of a 50% stock dividend to be paid on February 19, 1999, the 1,035,000 shares to be registered equalled 690,000 shares on February 11, 1999.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                  SUBJECT TO COMPLETION, DATED FEBRUARY 19, 1999

PROSPECTUS

                                1,035,000 SHARES

                             HA-LO INDUSTRIES, INC.


                                  COMMON STOCK
                            (NO PAR VALUE PER SHARE)


     This is a secondary public offering of 1,035,000 shares of common stock of HA-LO Industries, Inc. The shares of common stock will be offered for sale or otherwise transferred from time to time by one or more of the Selling Shareholders described herein in transactions (which may include block transactions) on the New York Stock Exchange or in the over-the-counter market, in negotiated transactions or otherwise, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or without consideration, or by any other legally available means. The Selling Shareholders may offer the shares of common stock to third parties (including purchasers) directly or by or through brokers, dealers, agents or underwriters who may receive compensation in the form of discounts, concessions or commissions or otherwise. The Selling Shareholders and any brokers, dealers, agents or underwriters that participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in which event any discounts, concessions and commissions received by any such brokers, dealers, agents or underwriters and any profit on resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
The aggregate net proceeds to the Selling Shareholders from the sale of the shares of common stock will be the purchase price of such shares of common stock less any commissions. See "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares of common stock by the Selling Shareholders. The expenses incurred in registering the shares of common stock, including legal and accounting fees, will be paid by us.

     Our common stock is listed on the New York Stock Exchange under the symbol "HMK." The last reported sale price of our common stock on February 17, 1999 on the New York Stock Exchange was $19 9/16 per share.

     Our principal executive offices are located at 5980 West Touhy Avenue, Niles, Illinois 60714, and our telephone number is (847) 647-2300.

     INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                                  ___________


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ___________

               The date of this Prospectus is       , 1999.

                             AVAILABLE INFORMATION

     HA-LO Industries, Inc., an Illinois corporation (the "Company" or "HA-LO"), is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room is available by telephone at 1-800-SEC-0330. Such materials also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's common stock, no par value per share (the "Common Stock"), is listed on the New York Stock Exchange (the "NYSE") and such reports, proxy statements and other information also can be inspected at the offices of the NYSE, 20 Broad Street, 17th Floor, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items and information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the Public Reference Room of the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus: (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "HA-LO 10-K"); (ii) the portions of the Company's Proxy Statement for the Annual Meeting of Shareholders held on June 2, 1998 that have been incorporated by reference into the HA-LO 10-K; (iii) the portions of the Company's 1998 Annual Report to Shareholders that have been incorporated by reference into the HA-LO 10-K; (iv) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (v) Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; (vi) Quarterly Report on Form 10-Q for the quarter ended September 30, 1998; and (vii) the description of the Common Stock contained in the Registration Statement dated October 20, 1992 filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the 1,035,000 shares of Common Stock (the "Shares"), shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded. The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (excluding exhibits to such information which are not specifically incorporated by reference into such information). Requests for such information should be directed to HA-LO Industries, Inc., 5980 West Touhy Avenue, Niles, Illinois 60714, Attention:
Michael Nemlich, Vice President of Corporate Development/Financial Relations, Telephone (847) 647-2300.

                                  RISK FACTORS

     YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK.

RISKS ASSOCIATED WITH GROWTH THROUGH ACQUISITIONS

     An important element of our growth strategy has been and continues to be the acquisition of businesses that complement, enhance or geographically expand our existing services. Since January 1, 1993, we have acquired 22 promotional products companies, two telephone-based marketing agencies, two promotion marketing companies and a brand identity and package design firm. We can give you no assurance, however, that we will be able to (i) maintain our recent growth rate through acquisitions, (ii) identify suitable acquisition candidates and acquire such companies on favorable terms, (iii) successfully integrate acquired businesses into our existing operations or realize the intended benefits of such acquisitions, or (iv) retain sales representatives and key employees previously associated with acquired businesses. To complete future acquisitions, we may issue a significant number of shares of Common Stock and/or incur significant additional indebtedness, which could have a dilutive effect on our earnings or book value per share of Common Stock.

DIFFICULTIES OF MANAGING RAPID GROWTH

     We have experienced rapid growth over the past several years as a result of internal growth and acquisitions; continued rapid growth can be expected to place significant demands on our management and resources. If we are unable to manage growth effectively, our business, results of operations or financial condition could be materially adversely affected.

QUARTERLY FLUCTUATIONS IN SALES AND EARNINGS; FOURTH QUARTER CONCENTRATION

     Some of our customers tend to utilize a greater portion of their advertising and promotional budgets in the latter half of the year, which historically has resulted and may continue to result in a disproportionately large share of our net sales being recognized in the fourth quarter. We incur general and administrative expenses evenly throughout the year, which historically has resulted and may continue to result in a disproportionate share of our net income being reported in the fourth quarter. In addition, the timing of and method of accounting used to report the results of operations of acquired businesses may cause substantial fluctuations in our operating results from quarter to quarter. Therefore, the operating results for one quarter may not be a reliable indicator of the results to be expected in any future quarter.

DEPENDENCE UPON SALES REPRESENTATIVES AND KEY PERSONNEL

     Our success is largely attributable to our ability to attract, motivate and retain high quality sales representatives. Our sales force currently consists of approximately 750 core sales representatives. We are not dependent upon any one or any affiliated group of sales representatives for a material amount of our revenues; however, when a sales representative's relationship with us terminates, customers serviced by such representative may cease to purchase our products. We can give you no assurance that we will not experience a significant turnover rate in the future. In addition, our success has been the result, in large part, of the skills and efforts of our senior management. Our success and continued growth will depend on our ability to recruit, hire, motivate and retain other highly qualified managerial personnel, including personnel previously employed by or associated with businesses acquired by us. The loss of one or several members of our senior management or our inability to attract and retain highly qualified managerial personnel could have a material adverse effect on our business, future growth, results of operations or financial condition.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

     We currently have offices in the United States, Canada, Italy, Great Britain, France, Argentina, Belgium and Hong Kong, and an important component of our growth strategy is to expand our international distribution capabilities.
We seek to acquire additional international businesses to further enhance our abilities to meet the needs of our multi-national clients; however, we can give you no assurance that we will be able successfully to identify suitable international acquisition candidates, acquire such candidates on economically favorable terms or integrate acquired businesses into our existing operations. In addition, there are certain risks inherent in conducting international business, including exposure to currency fluctuations, longer collection cycles, compliance with foreign laws, unexpected changes in regulatory requirements, staffing and managing foreign operations, political instability, currency control laws and potentially adverse tax consequences. We can give you no assurance that one or more of such factors will not have a material adverse effect on our existing international operations and on our international expansion plans.

COMPETITION

     The promotional products industry is highly fragmented and competitive, with few barriers to entry. We believe that our national and international distribution capabilities, professional sales force and complementary, value-added marketing services provide us with a competitive advantage; however, these capabilities also may result in higher administrative costs than those incurred by certain of our smaller competitors. In addition, certain of our competitors are manufacturers as well as distributors and may enjoy an advantage over us with respect to the cost of the goods they manufacture. Our existing competitors, and companies that may enter the market, may have substantially greater financial and other resources than we do. We also compete for advertising dollars with other media, such as television, radio, newspapers, magazines and billboards. We can give you no assurance that we will be able to continue to compete successfully against current and future competitors or that competitive pressures faced by us will not materially adversely affect our business, operating results and financial condition.

VOLATILITY OF STOCK PRICE

     The Common Stock historically has been subject to significant price fluctuations in response to a variety of factors, including quarterly variations in operating results, announcing acquisitions, strategic alliances and joint ventures, general conditions in the promotional products industry, and general economic and market conditions. In addition, the stock market has experienced significant price and volume fluctuations that have adversely affected the market prices of equity securities of some companies and that often have been unrelated to the operating performance of such companies.

                                  THE COMPANY

     HA-LO is the largest and one of the fastest growing distributors of promotional products in the United States and also has substantial operations in Canada and Europe. In addition to its promotional products business, the Company provides other value-added marketing services, such as promotion marketing, brand identity and packaging, telephone-based marketing, full-service advertising, events planning services and sports marketing.

     HA-LO's promotional products business represented over 80% of its 1998 net sales. To market its promotional products, HA-LO utilizes a system of 25 sales offices with showrooms located primarily in the United States and also in Canada and Europe. The showrooms display some of the 300,000 products provided by the Company's network of more than 2,500 vendors. HA-LO's approximately 750 core sales representatives market and sell promotional products primarily to large and mid-sized corporations. The Company's promotional products are items that are useful or decorative and are imprinted or otherwise customized with a customer's name, logo or message. These products are utilized by the Company's customers for marketing, to build brand recognition and as employee incentives, customer gifts and giveaways. Promotional products are designed to be utilized by the recipient over an extended period of time, so that the products enjoy repeated exposure and reinforce a brand name or marketing message. The Company has exclusive rights to distribute merchandise manufactured by Roots, Canada to corporate customers in the United States and Canada. Customers of HA-LO include AlliedSignal, America Online, Ameritech, Ford Motor Company, General Electric, General Mills, Motorola, Time Warner, the Chicago Bulls and the Green Bay Packers.

     The Company is incorporated under the laws of the State of Illinois. Its principal executive offices are located at 5980 West Touhy Avenue, Niles, Illinois 60714, and its telephone number is (847) 647-2300.


                               USE OF PROCEEDS

     All of the Shares are being offered by one or more of the shareholders described herein (the "Selling Shareholders"). The Company will not receive any of the proceeds from the sale of Shares by the Selling Shareholders.

                             SELLING SHAREHOLDERS

     The following table sets forth with respect to the Selling Shareholders
(i) the number of Shares beneficially owned as of February 18, 1999 and prior to the offering contemplated hereby, (ii) the maximum number of Shares which may be sold in the offering pursuant to this Prospectus and (iii) the number of Shares which will be beneficially owned after the offering, assuming the sale of all Shares set forth in (ii) above:

                                                     BENEFICIAL OWNERSHIP                  BENEFICIAL OWNERSHIP
                                                       PRIOR TO OFFERING                      AFTER OFFERING
                                                       -----------------     SHARES TO BE     --------------
              SELLING SHAREHOLDERS                SHARES(1)(2)   PERCENTAGE     OFFERED     SHARES   PERCENTAGE
              --------------------                ------------   ----------  ------------   -------  ----------
The Irving and Linda Rubenstein Family
Revocable Trust.................................  1,284,967(3)       2.7%       428,322     856,645     1.8%
Ralph Rubenstein................................  1,284,967(4)       2.7%       428,322     856,645     1.8%
The I & L Rubenstein Family Foundation..........        67,299        *          22,433      44,866      *
JANT Foundation.................................        67,299        *          22,433      44,866      *
Merchandising Associates Limited Partnership....        32,545        *          32,545           0      *
Thomas J. Olson and Mary Ann Olson, Joint
Tenants.........................................        49,150        *          49,150           0      *
Frank F. Castellano and Patricia J. Castellano,
Joint Tenants...................................        51,795        *          51,795           0      *

___________
*  Less than 1%.

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days after the date of this Prospectus. For purposes of computing the percentage of outstanding shares of Common Stock held by each person named above, any security which such person has the right to acquire from the Company within 60 days after the date of this Prospectus is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) The share calculations in this table incorporate the effect of a 3-for-2 stock split in the form of a 50% stock dividend by the Company on February 19, 1999 (prior to the effectiveness of this registration statement).

(3) Does not include 67,299 shares held by The I & L Rubenstein Family Foundation, a charitable foundation of which Mr. Irving Rubenstein, a trustee of The Irving and Linda Rubenstein Family Revocable Trust, is Director and President and Linda Rubenstein, a trustee of The Irving and Linda Rubenstein Family Revocable Trust, is Director, Secretary and CFO. Also does not include 67,299 shares held by the JANT Foundation, a charitable foundation of which Mr. Irving Rubenstein is Director, Secretary and CFO.

(4) Does not include 67,299 shares held by the JANT Foundation, a charitable foundation of which Mr. Ralph Rubenstein is Director and President.

___________

     All of the Shares offered hereby were acquired by the Selling Shareholders listed in the table above from the Company in connection with the Company's acquisitions in 1997 and 1998 of two advertising specialty businesses and one telemarketing company, and have been registered under the Securities Act for resale by the Selling Shareholders in accordance with the provisions of the respective acquisition agreements. Following completion of such acquisitions,
(i) Mr. Ralph Rubenstein became a director and President of a subsidiary of the Company, (ii) Mr. Irving Rubenstein became a director and Chief Executive Officer, Secretary and Chief Financial Officer of a subsidiary of the Company and (iii) Mr. Thomas J. Olson became an employee of a subsidiary of the Company.

                                 PLAN OF DISTRIBUTION

     The Company is registering the Shares on behalf of the Selling Shareholders. The Shares covered by this Prospectus may be offered and sold by the Selling Shareholders, or by purchasers, transferees, donees, pledgees or other successors in interest, directly or through brokers, dealers, agents or underwriters who may receive compensation in the form of discounts, commissions or similar selling expenses paid by a Selling Shareholder or by a purchaser of the Shares on whose behalf such broker-dealer may act as agent. Sales and transfers of the Shares may be effected from time to time in one or more transactions, in private or public transactions, on the NYSE, in the over-the-counter market, in negotiated transactions or otherwise, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at negotiated prices, without consideration or by any other legally available means. Any or all of the Shares may be sold from time to time by means of (a) a block trade, in which a broker or dealer attempts to sell the Shares as agent but may position and resell a portion of the Shares as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and the subsequent sale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions (which may include long or short sales) and transactions in which the broker solicits purchasers; (d) the writing (sale) of put or call options on the Shares; (e) the pledging of the Shares as collateral to secure loans, credit or other financing arrangements and, upon any subsequent foreclosure, the disposition of the Shares by the lender thereunder; and (f) any other legally available means.

     To the extent required with respect to a particular offer or sale of the Shares, a Prospectus Supplement will be filed pursuant to Section 424(b)(3) of the Securities Act, and will accompany this Prospectus, to disclose (a) the number of Shares to be sold, (b) the purchase price, (c) the name of any broker, dealer or agent effecting the sale or transfer and the amount of any applicable discounts, commissions or similar selling expenses, and (d) any other relevant information.

     The Selling Shareholders may transfer the Shares by means of gifts, donations and contributions. This Prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the Shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this Prospectus by any such recipient could exceed 500 Shares, then a Prospectus Supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Shareholder and disclose any other relevant information. Such Prospectus Supplement would be required to be delivered, together with this Prospectus, to any purchaser of such Shares.

     In connection with distributions of the Shares or otherwise, the Selling Shareholders may enter into hedging transactions with brokers, dealers or other financial institutions. In connection with such transactions, brokers, dealers or other financial institutions may engage in short sales of the Company's Common Stock in the course of hedging the positions they assume with Selling Shareholders. To the extent permitted by applicable law, the Selling Shareholders also may sell the Shares short and redeliver the Shares to close out such short positions.

     The Selling Shareholders and any broker-dealers who participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any discounts, commissions or similar selling expenses they receive and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. As a result, the Company has informed the Selling Shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the Selling Shareholders in the market. The Selling Shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act. The aggregate net proceeds to the Selling Shareholders from the sale of the Shares will be the purchase price of such Shares less any discounts, concessions or commissions.

     Each of the Selling Shareholders is acting independently of the Company in making decisions with respect to the timing, price, manner and size of each sale. No broker, dealer or agent has been engaged by the Company in connection with the distribution of the Shares. There is no assurance, therefore, that the Selling Shareholders will sell any or all of the Shares. In connection with the offer and sale of the Shares, the Company has agreed to make available to the Selling Shareholders copies of this Prospectus and any applicable Prospectus Supplement and has informed the Selling Shareholders of the need to deliver copies of this Prospectus and any applicable Prospectus Supplement to purchasers at or prior to the time of any sale of the Shares offered hereby.

     The Shares covered by this Prospectus may qualify for sale pursuant to
Section 4(1) of the Securities Act or Rule 144 promulgated thereunder, and may be sold pursuant to such provisions rather than pursuant to this Prospectus.

     The Company will not receive any proceeds from the sale of the Shares covered by this Prospectus and has agreed to pay all of the expenses incident to the registration of the Shares, other than discounts and selling concessions or commissions, if any, and fees and expenses of counsel for the Selling Shareholders, if any.

                                    LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by Neal, Gerber & Eisenberg, Chicago, Illinois.

                                       EXPERTS

     The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report with respect thereto, which is incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon the authority of such firm as experts in auditing and accounting.

                 _______________________________________________
                 _______________________________________________

     NEITHER WE NOR THE SELLING SHAREHOLDERS HAVE AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF FEBRUARY 18, 1999.

                                   ___________

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information....................................................    2
Incorporation of Certain Documents by Reference..........................    2
Risk Factors.............................................................    3
The Company..............................................................    5
Use of Proceeds..........................................................    5
Selling Shareholders.....................................................    6
Plan of Distribution.....................................................    7
Legal Matters............................................................    8
Experts..................................................................    8

                                1,035,000 SHARES

                             HA-LO INDUSTRIES, INC.

                                  COMMON STOCK

                                  ___________

                                   PROSPECTUS

                                  ___________

                                        , 1999

                _______________________________________________
                _______________________________________________

                                    PART II
                      INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses in connection with the sale and distribution of securities being registered, other than discounts, concessions and brokerage commissions:

              SEC registration fee........................     $3,678
              Legal fees and expenses.....................     5,000*
              Accounting fees and expenses................     2,500*
              Miscellaneous...............................     3,822*
                                                            ---------
                  Total...................................   $15,000*
                                                            =========

___________

*    Estimated

     The Company will bear all of the foregoing expenses.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Illinois Business Corporation Act of 1983, as amended (the "IBCA"), provides for indemnification by the Company of its directors and officers. In addition, the Restated Articles of Incorporation of the Company require the Company to indemnify any current or former director or officer to the fullest extent permitted by the IBCA. The Company maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Company may incur in such capacities. The Company has also entered into indemnity agreements with each of its directors and officers pursuant to which it has agreed to indemnify such persons against any and all losses and expenses to the fullest extent permitted under the Company's Articles and By-laws and the IBCA and to advance to such persons any and all expenses arising in connection therewith.


ITEM 16. EXHIBITS.

     (a)  Exhibits


EXHIBIT NO.    DESCRIPTION
-----------    -----------
 4.1           Specimen certificate representing Common Stock (incorporated by reference to the Registration Statement on Form S-1, as amended
               (File No. 33-51698), filed by the Company under the Securities
               Act of 1933, as amended).
 5.1           Opinion of Neal, Gerber & Eisenberg.
23.1           Consent of Arthur Andersen LLP.
23.2           Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).
24.1           Powers of Attorney of certain officers and directors of the
               Company (included on signature page).


     (b)  Supplemental Financial Statement Schedules: None.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance payments and the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 18, 1999.

                             HA-LO INDUSTRIES, INC.
                             (Registrant)

                             By:       /s/ LOU WEISBACH
                                ---------------------------------
                                 Lou Weisbach
                                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

     We, the undersigned officers and directors of HA-LO Industries, Inc, hereby severally constitute Lou Weisbach, Richard A. Magid and Gregory J. Kilrea, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally to do all such things in our name and behalf in such capacities to enable HA-LO Industries, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on February 18, 1999, by the following persons in the capacities indicated:

              NAME                                  TITLE
              ----                                  -----
        /s/ LOU WEISBACH                Chairman of the Board, President and
      ---------------------------       Chief Executive Officer
        Lou Weisbach                    (Principal Executive Officer)


        /s/ LINDEN D. NELSON            Vice Chairman
      ---------------------------
        Linden D. Nelson


        /s/ RICHARD A. MAGID            Chief Operating Officer, Director
      ---------------------------
        Richard A. Magid


        /s/ DAVID C. ROBBINS            Executive Vice President, Director
      ---------------------------
        David C. Robbins


        /s/ GREGORY J. KILREA           Chief Financial Officer
      ---------------------------       (Principal Financial Officer and
        Gregory J. Kilrea               Principal Accounting Officer)


        /s/ ROBERT SOSNICK              Director
      ---------------------------
        Robert Sosnick


                                     II-3


        /s/ THOMAS HERSKOVITS           Director
      ---------------------------
        Thomas Herskovits


        /s/ JORDON R. KATZ              Director
      ---------------------------
        Jordon R. Katz


        /s/ MARSHALL J. KATZ            Director
      ---------------------------
        Marshall J. Katz


        /s/ SEYMOUR N. OKNER            Director
      ---------------------------
        Seymour N. Okner


        /s/ NEIL A. RAMO                Director
      ---------------------------
        Neil A. Ramo

                                 EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION
-----------    -----------
       4.1     Specimen certificate representing Common Stock (incorporated by reference to the Registration Statement on Form S-1, as amended (File
               No. 33-51698), filed by the Company under the Securities Act of 1933, as amended).
       5.1     Opinion of Neal, Gerber & Eisenberg.
      23.1     Consent of Arthur Andersen LLP.
      23.2     Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).
      24.1     Powers of Attorney of certain officers and directors of the Company
               (included on signature page).


                                     II-5